Exhibit 11.1

Interiors, Inc.
Computation of Weighted Average Number of Shares
Outstanding for the Year Ended June 30, 1999

                                                                        Class A &
                                                                          Class B
                                                                           Common      Weighted Basic   Weighted Diluted
                                                                            (000)               (000)              (000)
Total Common Shares outstanding at June 30, 1998                           21,720
Escrow Shares at June 30, 1998                                             (8,750)

Class A Common and Class B Common for EPS at June 30, 1998                 12,970               7,251              8,154

Additional Common Shares                                                   19,659               7,693              7,693

Total Common Shares Outstanding at June 30, 1999                           32,629
Escrow Shares at June 30, 1999                                                (82)

Class A Common and Class B Common for EPS at June 30, 1999                 32,547              22,036             22,036